EXHIBIT 10.1

EXECUTION VERSION

SECOND AGREEMENT REGARDING AMENDMENTS TO LOAN DOCUMENTS

THIS SECOND AGREEMENT REGARDING AMENDMENTS TO LOAN DOCUMENTS (as amended, modified, supplemented, extended or restated from time to time, this “Amendment Agreement”), dated as of August 5, 2014, is entered into among ENVENTIS CORPORATION (f/k/a Hickory Tech Corporation) (the “Borrower”); each of the wholly-owned Subsidiaries of the Borrower listed on the signature pages hereof (individually, a “Guarantor” and, collectively, the “Guarantors”; and, together with the Borrower, the “Loan Parties”); COBANK, ACB (individually, “CoBank” and, as Administrative Agent, “Administrative Agent”), in its capacity as Administrative Agent and as a Lender; and each lender listed on the signature pages hereof (together with CoBank, the “Lenders”).

RECITALS

WHEREAS, the Borrower, the Lenders and Administrative Agent are parties to that certain Credit Agreement, dated as of August 11, 2011, as amended by that certain Agreement Regarding Amendments to Loan Documents, dated as of October 30, 2013, by and among the Loan Parties, the Lenders and the Administrative Agent (as further amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”);

WHEREAS, certain lenders extended certain financial accommodations to the Borrower under the Credit Agreement consisting of a term loan facility (the “Existing Term Loan”), the proceeds of which were to be used to refinance certain debt of the Borrower, payment of certain permitted dividends and payment of fees and expenses incurred in connection with the Existing Term Loan;

WHEREAS, the Borrower, the Incremental Term Lenders and the Administrative Agent are parties to that certain Incremental Term Loan Agreement, dated as of March 1, 2012 (the “Incremental Term Loan Agreement”), pursuant to which certain Incremental Term Lenders extended certain financial accommodations to the Borrower consisting of an Incremental Term Loan facility (the “Incremental Term Loan”), the proceeds of which were to be used (i) to finance the acquisition of all the outstanding membership interests of IdeaOne Telecom Group, LLC and (ii) for the payment of certain fees and expenses incurred in connection with the Incremental Term Loan;

WHEREAS, the Guarantors are party to that certain Guaranty Agreement, dated as of August 11, 2011, as amended by that certain Agreement Regarding Amendments to Loan Documents, dated as of October 30, 2013, by and among the Loan Parties, the Lenders and the Administrative Agent (as further amended, modified, supplemented, extended or restated from time to time, the “Guaranty Agreement”) in favor of the Administrative Agent; and

WHEREAS, the Borrower has requested and the Lenders have agreed, subject to the terms hereof, to certain modifications to the Credit Agreement, as more fully described herein;

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Amendment Agreement, each of the Borrower, each Guarantor, Administrative Agent and each Lender hereby agree and consent as follows:

SECTION 1. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

SECTION 2. Amendment.  In reliance on the representations and warranties of the Loan Parties contained in this Agreement and in connection with the request of the Borrower for the amendments and other modifications provided herein and subject to the effectiveness of this Agreement as described below, the Loan Documents are hereby amended as set forth below.

(a) Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “EBITDA” set forth therein in its entirety as follows:

“EBITDA” (a) means, with respect to the Borrower and its Subsidiaries for any period, calculated on a Consolidated basis without duplication, in accordance with GAAP,  the result of (i) sum of (1) Net Income or deficit, as the case may be, (2) Interest Expense (including non-cash interest), (3) depreciation and amortization expense, (4) income taxes, (5) certain one-time items and/or adjustments, in each case to be agreed upon by the Administrative Agent in its reasonable discretion, associated with (I) fees and expenses in connection with the Credit Facilities and Hedge Agreements associated with the Credit Facilities and the existing Debt being refinanced by the Credit Facilities, (II) any Permitted Acquisitions or dispositions of assets permitted by Section 12.5(e), (III) any non-cash restructuring charges, (IV) cash restructuring charges not to exceed $2,500,000 in the aggregate during the term of this Agreement, and (V) any Debt restructuring or amendment charges, (6) losses from the disposal or impairment of property and equipment and other long-term assets, including goodwill, intangibles and spectrum, (7) losses on sales of assets (excluding sales in the ordinary course of business) and (8) any other non-cash expenses, charges, losses, or infrequent, unusual or extraordinary items reducing net income for such period to the extent such non-cash items do not represent a cash item in any future period; provided however that the items specified above in clauses (2) through (8) shall only be included to the extent such items reduce the Net Income of the Borrower; minus (ii) to the extent included in calculating Net Income or deficit, the sum of (1) non-cash dividends, (2) patronage income, (3) equity in earnings from unconsolidated Subsidiaries and joint ventures, (4) gains from the disposal of property and equipment and other long-term assets, including goodwill, intangibles and spectrum (excluding disposals in the ordinary course of business), (5) gains on sales of assets (excluding sales in the ordinary course of business) and (6) any other non-cash gains, non-cash income, or extraordinary items increasing Net Income, and (b) will be measured for the then most recently completed four fiscal quarters, adjusted to give effect to any material acquisition (including any Permitted Acquisition), sale or other disposition, directly or through a Subsidiary, of any business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation.

SECTION 3. Consent.  Pursuant to the provisions of Section 12.4 of the Credit Agreement, the Borrower is prohibited from, among other things, merging, consolidating or entering into similar combinations except as otherwise permitted pursuant to the provisions of Section 12.4, and pursuant to Section 13.1(i) the of the Credit Agreement the Borrower is prohibited from consummating certain changes of control.  The Borrower has advised the Administrative Agent and the Lenders that it has entered into an Agreement and Plan of Merger dated as of June 29, 2014, a true, correct and complete copy of which is attached hereto as Exhibit A (the “Merger Agreement”) with Consolidated Communications Holdings, Inc. (“Consolidated”) and Sky Merger Sub Inc. (“Merger Sub”) regarding a strategic business combination transaction pursuant to the terms of which Merger Sub will be merged into Borrower with Borrower continuing as the surviving corporation and a wholly-owned subsidiary of Consolidated, (the “Proposed Merger”), the consummation of which is not otherwise permitted pursuant to the provisions of Section 12.4 and 13.1(i) of the Credit Agreement.  The Borrower has further advised the Administrative Agent and the Lenders that, upon closing of the Proposed Merger, the Indebtedness owing to the Lenders under the Credit Agreement will be paid in full in cash, and has requested that the Administrative Agent and the Lenders consent to the Proposed Merger and the execution and performance by the Borrower and the other Loan Parties of any documents required in connection therewith.  In reliance on the representations, warranties and agreements provided and made by the Borrower to the Administrative Agent and the Lenders herein, and subject to the conditions set forth below, the Administrative Agent and the Lenders hereby consent to the execution by the Borrower of the Merger Agreement, and, subject to the conditions to effectiveness set forth in Section 6 below, consent to the consummation of the Proposed Merger.

SECTION 4. Representations and Warranties.  Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Such entity has the right and power to execute, deliver and perform this Amendment Agreement in accordance with its terms.

(b) Such entity has taken all necessary action to authorize it to execute, deliver and perform this Amendment Agreement in accordance with its terms.

(c) This Amendment Agreement has been duly executed and delivered by such entity and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

(d) The execution, delivery and performance of this Amendment Agreement in accordance with its terms do not and will not, by the passage of time, the giving of notice or otherwise,

(i) require any Governmental Approval or violate any Applicable Law relating to such entity;

(ii) conflict with, result in a breach of or constitute a default under the organizational documents of such entity;

(iii) conflict with any material provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties may be bound or any Governmental Approval relating to it; or

(iv) result in or require the creation or imposition of any Lien (except Permitted Liens) upon or with respect to any property now owned or hereafter acquired by such entity.

(e) since December 31, 2013, there has been no change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

(f) that, after giving effect to the amendments and affirmative covenants described or set forth in this Amendment Agreement, the representations and warranties of such entity set forth in the Loan Documents are true and correct as of the date hereof as if made on the date hereof.

(g) no Default or Event of Default under the Loan Documents has occurred and is continuing as of this date.

SECTION 5. Reaffirmation Regarding Credit Agreement, Guaranty Agreement and Security Agreement.  The Borrower and the Guarantors, as the makers of the Credit Agreement, the Guaranty Agreement and the Security Agreement, as applicable, and certain other Loan Documents, hereby confirm and agree that (a) each such document is and shall continue to be in full force and effect, and (b) the obligations secured by each such document include any and all obligations of the Loan Parties to Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents.

SECTION 6. Effective Date.  Except as set forth below with respect to the consent to the consummation of the Proposed Merger, this Amendment Agreement shall be effective only upon receipt by Administrative Agent of an executed counterpart hereto signed by each Lender and each Loan Party.  The consent to the Proposed Merger set forth in Section 3 hereof shall be effective only upon receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent in its sole discretion that (i) the Proposed Merger will be consummated on substantially the same terms as those set forth in the Merger Agreement and (ii) all the Obligations have been paid in full and the Commitments terminated.  Other than as expressly set forth herein, (i) all obligations and rights of the Loan Parties, Administrative Agent and the Lenders arising out of or relating to the period commencing on the Effective Date shall be governed by the terms and provisions of the Loan Documents giving effect to the modifications provided for herein; and (ii) the obligations of and rights of the Loan Parties, Administrative Agent and the Lenders arising out of or relating to the period prior to the Effective Date shall continue to be governed by the Loan Documents without giving effect to the modifications provided for herein.

SECTION 7. No Novation.  This Amendment Agreement shall not constitute a novation of the Credit Agreement, the Guaranty Agreement, the Security Agreement, the Notes or any other Loan Document.  All references to any agreement or instrument amended hereby in such agreement or instrument, in any other Loan Document or in any other documents, instruments or agreements executed or delivered in connection therewith, shall be deemed a reference to such agreement or instrument as amended by this Amendment Agreement.  Except as expressly provided in this Amendment Agreement, the execution and delivery of this Amendment Agreement does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Loan Documents, and, except as specifically provided in this Amendment Agreement, the Loan Documents shall remain in full force and effect.

SECTION 8. Costs.  The Borrower agrees to pay Administrative Agent, on demand, all out-of-pocket costs and expenses incurred by Administrative Agent, including, without limitation, the reasonable fees and expenses of counsel retained by Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Amendment Agreement and all other instruments and documents contemplated hereby.

SECTION 9. General.  This Amendment Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.  This Amendment Agreement shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, including the governing law provisions thereof.

SECTION 10. Release.  Although each of Administrative Agent and the Lenders regards its respective conduct as proper and does not believe that any Loan Party has any claim, right, cause of action, offset or defense against it or any of its Related Parties in connection with the execution, delivery, performance or administration of, or the transactions contemplated by, any of the Credit Agreement, the Guaranty Agreement, this Amendment Agreement, or any of the other Loan Documents, Administrative Agent, the Lenders and the Loan Parties, as an inducement to enter into this Amendment Agreement and as consideration herefore, agree to eliminate any possibility that any past conduct, conditions, acts, omissions, events, circumstances or matters of any kind whatsoever could impair or otherwise affect any rights, interests, contracts or remedies of any Indemnitees.  Therefore, each Loan Party unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, jointly and severally releases, waives and forever discharges each Indemnitee from and against (a) any and all liabilities, indebtedness and obligations, whether known or unknown, of any kind whatsoever, (b) any legal, equitable or other obligations of any kind whatsoever, whether known or unknown, (c) any and all claims whether known or unknown, under any oral or implied agreement (or obligation or undertaking of any kind whatsoever) which is different from or in addition to the express terms of the Credit Agreement, the Guaranty Agreement, this Amendment Agreement, or the other Loan Documents, and (d) all other claims, rights, causes of action, counterclaims or defenses of any kind whatsoever, in contract or in tort, in law or in equity, whether known or unknown, direct or derivative, which any Loan Party or any predecessor, successor or assign thereof might otherwise have against any Indemnitee on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date hereof.

[Signatures follow on next page.]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

ENVENTIS CORPORATION (f/k/a Hickory Tech Corporation), as the Borrower

By:	/s/ David A. Christensen
Name:	David A. Christensen
Title:	Senior Vice President, Chief Financial Officer and Secretary

CABLE NETWORK, INC.,
CRYSTAL COMMUNICATIONS, INC.,
ENTERPRISE INTEGRATION SERVICES, INC.,
ENVENTIS TELECOM, INC.,
HEARTLAND TELECOMMUNICATIONS
COMPANY OF IOWA,
IDEAONE TELECOM, INC.,
MANKATO CITIZENS TELEPHONE
COMPANY,
MID-COMMUNICATIONS, INC., and
NATIONAL INDEPENDENT BILLING, INC.,
each as a Guarantor

By:	/s/ David A. Christensen
Name:	David A. Christensen
Title:	Senior Vice President, Chief Financial Officer and Secretary

[Signatures continued on following page]

[Signature Page to Second Agreement Regarding Amendments to Loan Documents]

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COBANK, ACB, as Administrative Agent, Lead Arranger, Swingline Lender, Issuing Lender and as a Lender

By:	/s/ Theodore Koerner
Name:	Theodore Koerner
Title:	Managing Director

[Signatures continued on following page]

[Signature Page to Second Agreement Regarding Amendments to Loan Documents]